                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              JPS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                January 28, 2000



Dear Stockholder:

         You are cordially invited to attend our Annual Meeting of stockholders, which will be held on Tuesday, February 29, 2000, at 10:00 a.m., local time, in New York City.

         The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of the five directors to serve until the 2001 Annual Meeting of Stockholders and "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2000 fiscal year. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting if you cannot attend.

         I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Michael L. Fulbright
                                          ------------------------
                                          Michael L. Fulbright
                                          Chairman, President and
                                          Chief Executive Officer

                              JPS INDUSTRIES, INC.
                          555 NORTH PLEASANTBURG DRIVE
                                    SUITE 202
                        GREENVILLE, SOUTH CAROLINA 29607

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


Date and Time...................    February 29, 2000 at 10:00 a.m., local time

Place...........................    Michelangelo Hotel
                                    152 W. 51st Street
                                    New York, New York  10019

Items of Business...............    (1)      To elect five directors.

                                    (2)      To ratify the appointment of
                                             Deloitte & Touche LLP as our
                                             independent auditors for the 2000
                                             fiscal year.

                                    (3)      To transact such other business as
                                             may properly come before the Annual
                                             Meeting and any adjournment or
                                             postponement.

Record Date.....................    You can vote if you are a stockholder of
                                    record as of the close of business on
                                    January 14, 2000.

Annual Report...................    Our 1999 Annual Report, which is not a
                                    part of the proxy soliciting material, is enclosed.

Proxy Voting....................    It is important that your stock be
                                    represented and voted at the Annual Meeting.
                                    Please vote in the following manner: MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

                                    Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ L. Allen Ollis
                                       ------------------------------------

                                       L. Allen Ollis
                                       Corporate Secretary and Controller
                                       JPS Industries, Inc.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
PROXY STATEMENT......................................................   1

STOCKHOLDERS ENTITLED TO VOTE........................................   2

PROXIES..............................................................   2

VOTING PROCEDURES....................................................   2

REQUIRED VOTE........................................................   2

STOCKHOLDER ACCOUNT MAINTENANCE......................................   3

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............   3

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT..........   3

ITEM 1--ELECTION OF DIRECTORS........................................   5

NAME, AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER
 INFORMATION OF EACH DIRECTOR AND EXECUTIVE OFFICER..................   6

COMPENSATION OF DIRECTORS ..........................................    8

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP.........................    9

THE AUDIT COMMITTEE ................................................    9

THE COMPENSATION COMMITTEE..........................................    9

EXECUTIVE COMPENSATION..............................................    9

AGREEMENTS WITH EXECUTIVE OFFICERS..................................   11

EMPLOYEE BENEFIT AND LONG-TERM COMPENSATION PLANS...................   14

RETIREMENT PENSION PLAN.............................................   14

1999 MANAGEMENT INCENTIVE BONUS PLAN................................   15

1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN........................   16

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.............   17

STOCK PERFORMANCE GRAPH.............................................   21

ITEM 2--RATIFICATION OF APPOINTMENT OF AUDITORS.....................   22

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING...................   22

ANNUAL REPORT ON FORM 10-K..........................................   23

                              JPS INDUSTRIES, INC.
                          555 NORTH PLEASANTBURG DRIVE
                                    SUITE 202
                        GREENVILLE, SOUTH CAROLINA 29607

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board (as defined below) of JPS Industries, Inc. ("JPS," the "Company," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2000 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof, to be held on the date, at the time and place, and for the purposes set forth on the foregoing notice. This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about January 29, 2000.

         An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

         If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by providing proof of ownership, such as a bank or brokerage account statement, to JPS Industries, Inc., c/o American Stock Transfer & Trust Company, or by calling 864-239-3900 and asking for the Secretary of the Company. If you do not have an admission ticket, you must verify ownership of JPS Common Stock (as defined below) at the door.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the Company's offices located at 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607, by contacting the Secretary of the Company. The enclosed proxy is solicited by and on behalf of the Board. The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. The Board has no knowledge or information that any other person will specifically engage any employees to solicit proxies.

                          STOCKHOLDERS ENTITLED TO VOTE

         Holders of record of JPS Common Stock at the close of business on January 14, 2000 are entitled to receive notice of and to vote their stock at the Annual Meeting. As of that date, 10,000,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

                                     PROXIES

         Your vote is important. Stockholders of record may vote their proxies by mail. A postage-paid envelope is provided.

         Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

                                VOTING PROCEDURES

         You are requested on behalf of the Board to simply mark your proxy, date and sign it, and return it to American Stock Transfer & Trust Company in the postage-paid envelope provided.

         The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

         All stock that has been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the stock represented by that proxy will be voted as recommended by the Board.

         If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

         Please note that if you own stock in joint name, and other stock in your own name, you will receive a separate proxy card for the joint ownership.

                                  REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. If there is no such quorum, the holders of a majority in voting power of such shares of Common Stock so present or represented may adjourn the Annual Meeting from time to time, without further notice, until a quorum is obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

         A plurality of votes cast is required for the election of directors. The affirmative vote of a majority in voting power of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our auditors for the 2000 fiscal year.

                         STOCKHOLDER ACCOUNT MAINTENANCE

         Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Common Stock and similar issues, may be handled by calling them at 800-937-5449.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of holdings and transactions in JPS's stock with the Securities and Exchange Commission. Officers, directors and persons who own more than 10% of a registered class of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's records and other information, we believe that in the 1999 fiscal year the Company's directors and executive officers met all applicable Securities and Exchange Commission filing requirements, except that a Form 3 was inadvertently filed late by John Sanders, an executive officer.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         Based upon information known to JPS as of January 14, 2000, the following table sets forth the ownership of the shares of Common Stock issued and outstanding as of such date by (a) each person or group that, to JPS' knowledge, is the beneficial owner of more than 5% of such shares on such date,
(b) each director of JPS on such date, (c) each of the executive officers whose names appear in the summary compensation table, and (d) all directors and executive officers of JPS as a group on such date.

                                                    COMMON STOCK (1)
                                        --------------------------------------
BENEFICIAL OWNER                        NUMBER OF SHARES      PERCENT OF CLASS
----------------                        ----------------      ----------------

Magten Asset Management Corp.(2) .          1,825,738               18.3%
  35 East 21st Street
  New York, New York 10010
Northeast Investors Trust ........          1,038,823               10.4
  50 Congress Street, 10th Floor
  Boston, Massachusetts 02109
UBS AG ...........................          1,027,214               10.3
  299 Park Avenue
  31st Floor
  New York, New York 10171
JWA Investments L.P. .............            991,029                9.9
  885 Third Ave., 34th Floor
  New York, New York 10022
Master Retirement Pension ........          1,925,685               19.3
  Trust of JPS Industries, Inc.(4)
  c/o Mellon Bank, N.A.
  One Mellon Bank Center, Rm. 930
  Pittsburgh, Pennsylvania 15258
Robert J. Capozzi(5) .............          1,825,738               18.3
Jeffrey S. Deutschman ............             15,000(3)             0.1
Nicholas P. DiPaolo ..............             25,000(3)             0.2
Michael L. Fulbright .............            448,334(3)             4.3
John M. Sullivan, Jr. ............             15,000(3)             0.1
Monnie L. Broome .................             29,810                0.3
Jerry E. Hunter (6) ..............             32,852                0.3
Reid A. McCarter .................             15,000                0.1
M. Gary Wallace ..................              4,495                  *
Bruce R. Wilby ...................             15,000                0.1
Directors and executive
 officers as a group .............          2,426,229(7)           23.23%

----------------

 * Constitutes less than one-tenth of one percent.

(1) Also includes shares of Common Stock which the following persons have the right to acquire within 60 days through the exercise of stock options: Jeffrey S. Deutschman, 15,000; Nicholas P. DiPaolo, 15,000; Michael L. Fulbright, 348,334; John M. Sullivan, 15,000; Monnie L. Broome, 15,000; Bruce R. Wilby, 15,000; M. Gary Wallace, 4,495; and Reid A. McCarter, 15,000.

         The aggregate number of shares of Common Stock that all directors and executive officers as a group have the right to acquire within 60 days is 442,829. In each case, the percent of class is calculated on the basis that such shares of the person being reported on only are deemed outstanding. No voting or power exists with respect to such shares of Common Stock prior to acquisition.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(2) Includes shares of the Common Stock held by Magten in accounts managed by Magten on behalf of various investment advisory clients. Certain of such shares are held for the benefit of family interests of Talton R. Embry, the Chairman, a director and controlling shareholder of Magten, or in employee plans with respect to which Mr. Embry serves as a trustee. Magten has shared voting and investment power over all of such shares.

(3) Represents, or in the case of Mr. Fulbright and Mr. DiPaolo, includes options granted to non-employee directors of JPS (other than Robert J. Capozzi) on the Effective Date. See "EXECUTIVE COMPENSATION-- Compensation of Directors."

(4) Michael L. Fulbright has shared voting and investment power over these shares by virtue of his position on the Investment Committee of the retirement plan. He disclaims beneficial ownership of such shares.

(5) By virtue of 1,825,738 shares of Common Stock of JPS beneficially owned by Magten, of which Mr. Capozzi is Managing Director. See Note 2. Mr. Capozzi disclaims beneficial ownership of all of these shares. Mr. Capozzi waived his entitlement to receive any options to purchase shares of Common Stock to which each non-employee director will be entitled on the Effective Date. See "EXECUTIVE COMPENSATION-- Compensation of Directors.

(6) Jerry E. Hunter served as Chairman of the Board, President and Chief Executive Officer of the Company until February 27, 1999.

(7) Includes 1,825,738 shares of Common Stock beneficially owned by Magten. See Note 5.



                          ITEM 1--ELECTION OF DIRECTORS

     Five directors, constituting the entire Board, will be elected at the Annual Meeting to serve for a one-year term expiring at our annual meeting in the year 2001. The Board recommends the reelection of Messrs. Capozzi, Deutschman, DiPaolo, Fulbright and Sullivan, the incumbents, as directors of the Company.

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the incumbent directors, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each director took office on October 9, 1997, the date on which JPS's plan of reorganization became effective (the "Effective Date"). Each director reelected will continue in office until his or her successor has been elected, or until his earlier death, resignation or retirement.

     We expect each incumbent director to be able to serve if reelected. If any director is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

      The principal occupation and certain other information about the directors to be reelected at the Annual Meeting is set forth below.


                 THE BOARD RECOMMENDS A VOTE FOR THE REELECTION
                         OF THE FIVE INCUMBENT DIRECTORS

NAME, AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER INFORMATION OF EACH DIRECTOR AND EXECUTIVE OFFICER

         The following table sets forth certain information with respect to the persons who are members of the Board or executive officers of JPS.

         NAME                       AGE  POSITION(S) HELD
         ----                       ---  ----------------

         Robert J. Capozzi........  35           Director
         Jeffrey S. Deutschman....  42           Director
         Nicholas P. DiPaolo......  58           Director
         Michael L. Fulbright.....  50           Chairman of the Board, President,
                                                 Chief Executive Officer and Director
         John M. Sullivan, Jr.....  54           Director
         Monnie L. Broome.........  58           Vice President-Human Resources
                                                   of JPS Industries, Inc.
         Reid A. McCarter.........  58           President, JPS Apparel Division
         M. Gary Wallace..........  42           President, JPS Glass Division
         Bruce R. Wilby...........  49           President, JPS Elastomerics
                                                   Division

         The business experience of each of the directors and executive officers during the past five years is as follows:

         Mr. Capozzi is a Managing Director-Portfolio Manager of Magten Asset Management Corp. ("Magten"), an investment advisory firm established in 1978. Magten, a registered investment adviser under the Investment Advisers Act of 1940, as amended, beneficially owns approximately 18.3% of Common Stock as of December 31, 1999. Mr. Capozzi has been with Magten since 1986. Mr. Capozzi serves as a member of the Board of Directors of Magten Offshore Fund Ltd.

         Mr. Deutschman is a private investor and merchant banker. Mr. Deutschman has been a Managing Director of Crown Capital Group, Inc. since 1998, and is Chief Executive Officer of ISG Holdings, a privately held company engaged in specialty packaging and consumer products sampling. He is also a director of Resort Theaters of America, an operator of movie theaters and Davidson Cotton Company, an importer of bath and bed home textiles. From 1992 to 1995, he was a Managing Director with Aurora Capital

Partners, L.P. Prior to that, he was a Managing Director and principal of Deutschman Clayton & Company. Mr. Deutschman has been Co-Chairman of the Board of Directors of The Cherokee Group, a designer, manufacturer, and marketer of casual apparel, and an officer and director of Fair Holdings Corporation and Fair Lanes, Inc., a manager and operator of bowling centers.

         Mr. DiPaolo has been a consultant to Cynthia Steffe, a women's apparel manufacturer, since 1998. From January 1991 until his retirement in May 1997, Mr. DiPaolo was Chairman of the Board, President and Chief Executive Officer of Salant Corporation, a diversified apparel company listed on the New York Stock Exchange. From 1985 to 1991, Mr. DiPaolo served as President of Manhattan Industries, which was merged into Salant Corporation in 1988. Prior to that, he was Chairman and President of the Villager, a women's sportswear company, from 1979 to 1985. Mr. DiPaolo has served on the Board of Directors of Manhattan Far East, a trading company based in Hong Kong. He is also a member of the Board of Directors of Bernard Chaus, a women's apparel manufacturer and has served as a consultant to Cynthia Steffe, a women's apparel manufacturer.

         Mr. Fulbright was elected Chairman of the Board, President and Chief Executive Officer of the Company on February 27, 1999, effective March 1, 1999. Mr. Fulbright served as Chairman, President, Chief Executive Officer and a director of The Bibb Company, a diversified textile company, from August 1996 until October 1998. Prior to that, he served as President of the Denim Division of Cone Mills, Inc. from December 1994 to August 1996. Prior to that, Mr. Fulbright was employed with Springs Industries, Inc., a textile manufacturer, serving as President of the Greige Manufacturing Division from August 1992 to November 1994, as President of Wamsutta/Pacific Home Products from July 1986 to July 1992, and as Executive Vice President of Wamsutta/Pacific Home Products from December 1985 to July 1986. Prior to that, Mr. Fulbright was employed by M. Lowenstein Corporation and WestPoint Pepperell.

         Mr. Sullivan has served as President of American Silk Mills Corp. since 1985, and as President of Gerli & Co., Inc. since 1987. From 1987 to 1991, Mr. Sullivan served as President of Cheney Brothers Inc. Prior to that, he served as Executive Vice President (Merchandising, Marketing & Sales) of Gerli & Co., Inc. from 1984 to 1987. Prior to that, Mr. Sullivan served as President of A.H. Rice Company Inc., Pittsfield, Massachusetts from 1982 to 1989, as Vice President of Marketing and Sales of Gerli & Co., Inc. from 1979-1982, and as Sales Manager of American Silk Mills Corp. from 1974 to 1979.

         Mr. Broome has served as Vice President-Human Resources for JPS Industries since May 1988. He was Vice President of Human Resources for J. P. Stevens & Co., Inc. prior to that. From October 1987 to January 1988 he was Vice President of Employee Relations for the Home Products Group of Springs Industries and from August 1980 to October 1987 Vice President of Personnel for
M. Lowenstein Corp.

         Mr. McCarter became President of the JPS Apparel Division in 1999 and has served in that capacity for seven months. He was Business Manager for the Company from 1993 to 1999. Prior to that, he served in a variety of marketing and managerial positions with the Company or its predecessor for 28 years.

         Mr. Wallace became President of JPS Glass Division in May 1999. He was Vice President of Marketing from October 1998 to May 1999 and Product Manager for Composite Fabrics from 1994 to October 1998. He has served in a variety of technical and managerial positions with the Company or its predecessor for 25 years.

         Mr. Wilby became President of the JPS Elastomerics Division, a wholly-owned subsidiary of JPS, in 1993 and has served in that capacity during the past six years. He was Vice-President of marketing and sales for Construction Products for the Company from 1991 to 1993. Prior to that, he served in a variety of technical and managerial positions with the Company or its predecessor for 25 years.

None of the directors or executive officers listed herein is related to any other director or executive officer of the Company.

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company is paid $20,000 annually for his services as a director, $1,200 for attendance at each meeting of the Board and each committee meeting which does not occur in conjunction with a directors' meeting, and $1,000 annually for his or her services as the chairman of any committee. In addition, each non-employee director received on the Effective Date a grant of options to purchase 25,000 shares of Common Stock (other than Robert J. Capozzi, who waived his right to receive such options) as of the Effective Date. On May 12, 1999, non-employee director options, other than those of Mr. Fulbright, that were granted on the Effective Date were "repriced" in accordance with actions taken by disinterested directors. Effective on that date, new options were issued at an exercise price based on the per share price of common stock on that date (which was $4.375 per share). With respect to the options granted to each non-employee director on the Effective Date, options to purchase 5,000 shares of Common Stock vested on the Effective Date and, with respect to the balance of the options so granted, options to purchase 5,000 shares of Common Stock will vest on each of the first, second, third and fourth anniversaries of the Effective Date. The repriced options continue to vest under this schedule. Moreover, non-employee directors are eligible to participate in the Company's 1997 Incentive and Capital Accumulation Plan (the "Incentive Plan"). Under the Incentive Plan, each non-employee director appointed subsequent to the Effective Date will receive on the date such director is appointed (the "Appointment Date") a grant of options to purchase 25,000 shares of Common Stock at an exercise price based on the per share price of Common Stock as of the Appointment Date. With respect to the options granted to each non-employee director appointed subsequent to the Effective Date, options to purchase 5,000 shares of Common Stock will vest on the applicable Appointment Date and, with respect to the balance of the options so granted, options to purchase 5,000 shares of Common Stock will vest on each of the first, second, third and fourth anniversaries of such Appointment Date.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

         During 1999, the Board met 6 times and had two ongoing committees, an Audit Committee and a Compensation Committee. All of the directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served in the 1999 fiscal year.

THE AUDIT COMMITTEE

         The Audit Committee, which consists of Messrs. DiPaolo, Deutschman, Capozzi and Sullivan, oversees management's conduct of the financial reporting process, the system of internal, financial, and administrative controls, and the annual independent audit of the Company's financial statements. The Committee makes recommendations to the Board regarding the independent auditors to be nominated for ratification by the stockholders, reviews the independence of such auditors, approves the scope of the annual activities of the independent and internal auditors, and reviews audit results. The Audit Committee held 2 meetings during the 1999 fiscal year.

THE COMPENSATION COMMITTEE

         The Compensation Committee, which at the beginning of the 1999 fiscal year consisted of Messrs. Capozzi, DiPaolo and Fulbright, recommends to the Board compensation plans and arrangements with respect to the Company's executive officers and key personnel. The Compensation Committee also administers the Company's Incentive Plan. The Compensation Committee held 3 meetings during the 1999 fiscal year. Effective March 1, 1999, Mr. Fulbright resigned from the Compensation Committee in connection with his appointment as an executive officer of the Company. Prior to his resignation, Mr. Fulbright recused himself from all deliberations and actions relating to his compensation as Chief Executive Officer of the Company, the adoption of the amendment to the Incentive Plan and the grant of options to him under the Amended Incentive Plan. Messrs. Sullivan and Deutschman were added to the Compensation Committee on April 7, 1999.

EXECUTIVE COMPENSATION

         The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and five other most highly compensated executive officers of the Company in the 1999 fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended October 30, 1999, October 31, 1998 and November 1, 1997.

                           SUMMARY COMPENSATION TABLE



                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                         -------------------
                                  ANNUAL COMPENSATION                    SECURITIES
NAME AND                          -------------------                    UNDERLYING               ALL OTHER
PRINCIPAL POSITION                YEAR      SALARY(1)       BONUS          OPTIONS   PAYOUTS   COMPENSATION(2)
------------------                ----      ---------       -----        ----------  -------   ---------------

MICHAEL L. FULBRIGHT .......      1999      $369,157      $275,000       500,000          --      $  343,885
   CHAIRMAN OF THE BOARD,         1998            --            --            --          --          21,000
     PRESIDENT AND CHIEF          1997            --            --        25,000          --           6,200
     EXECUTIVE OFFICER

JERRY E. HUNTER(3) .........      1999      $134,743            --            --          --      $1,023,776
  CHAIRMAN OF THE BOARD,          1998       387,729            --            --          --           9,263
  PRESIDENT AND CHIEF             1997       361,218      $137,052       115,000(4)       --           9,059
  EXECUTIVE OFFICER

JOHN W. SANDERS, JR(3) .....      1999      $215,625            --        50,000          --      $  350,768
  EXECUTIVE VICE PRESIDENT--      1998            --            --            --          --              --
  FINANCE & CFO                   1997            --            --            --          --              --

MONNIE L. BROOME ...........      1999      $181,440            --        25,000(4)       --      $    8,390
  VICE PRESIDENT--                1998       181,331            --            --          --           8,019
  HUMAN RESOURCES                 1997       167,040            --        30,000(4)       --           8,016

REID A. MCCARTER ...........      1999      $158,722            --        45,000(4)       --      $    2,300
  PRESIDENT, JPS APPAREL          1998       136,704         3,520            --          --           1,896
                                  1997       129,654        14,377        30,000(4)       --           1,870

M. GARY WALLACE ............      1999      $131,041            --        32,491(4)       --      $    7,136
  PRESIDENT, JPS GLASS            1998       103,092            --            --          --           6,730
                                  1997        97,800        47,053         8,990(4)       --           1,142

BRUCE R. WILBY .............      1999      $180,180            --        25,000(4)       --      $    7,533
  PRESIDENT, JPS                  1998       173,250            --            --          --           5,572
  ELASTOMERICS                    1997       165,000        78,779        30,000(4)  $27,751           6,205

-----------------

(1) With respect to Messrs. Fulbright, Hunter, Broome and McCarter includes imputed income relating to life insurance premium payments.

(2) Includes employer-matching 401(k) plan contribution, non-taxable employer-provided term life insurance premiums, imputed lease value of company-provided automobiles, and for Mr. Fulbright compensation as Board Member for 1999 and 1998 of $18,867 and $27,200, respectively. In addition for 1999, includes a $275,000 bonus paid to Mr. Fulbright in connection with his employment with the Company and $1,016,244 and $350,121 due to Messrs. Hunter and Sanders, respectively, in connection with their departures.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Mr. Hunter resigned as Chairman of the Board, President and Chief Executive Officer of the Company on February 27, 1999 in connection with his retirement from the Company. Mr. Sanders resigned effective November 10, 1999.

(4) One-third of the performance-based options (one-sixth of the total options)granted to employees of the Company during the 1997 fiscal year were cancelled because the Company did not meet performance goals for such year. Accordingly, 19,167 options granted to Mr. Hunter, and 5,000 options granted to each of Messrs. Broome and Wilby were cancelled in 1998. Per his option agreement, the options held by Mr. Hunter were cancelled in 1999 subsequent to his departure from the Company. The 1999 grants to Messrs. Broome and Wilby reflect, and in the case of Messrs. McCarter and Wallace, include the repricing of options granted in 1997. In connection with the repricing, the options granted in 1997 were cancelled.


                       AGREEMENTS WITH EXECUTIVE OFFICERS

         This section sets forth descriptions of certain employment agreements in effect between the Company and its current or former executive officers. Where the terms "cause," "good reason" and "change in control" are used in relation to events of termination, such terms are used as defined in the respective employment agreements.

         On the Effective Date, JPS entered into an employment agreement with Jerry E. Hunter. The agreement provided that Mr. Hunter would serve as President and Chief Executive Officer of JPS until the third anniversary of the Effective Date (the "Termination Date"). Mr. Hunter's base salary under the agreement was $380,000 per year. In addition, under the agreement on the Effective Date Mr. Hunter received a retention grant cash payment of $256,274 and 32,852 shares of Common Stock. Mr. Hunter was eligible for an annual bonus up to 50% of his base salary based upon the Company's attainment of certain performance goals specified in the Company's annual Management Incentive Bonus Plan (the "Management Incentive Bonus Plan"). Mr. Hunter resigned from the Company effective February 27, 1999 in connection with his retirement from the Company. His resignation will be treated as a good reason event under his employment agreement, which provides for him to receive (a) his annual base salary continued through the Termination Date, (b) a lump sum payment of his target annual bonus computed through the Termination Date (without regard to whether the performance goals are met), and (c) continuation of all health and life insurance benefits for 24 months following the termination of his employment. In addition, Mr. Hunter became fully vested in options covering 76,666 shares, with such options remaining exercisable for six months from the date of his termination of employment. These options, along with previously vested options, expired unexercised.

         On the Effective Date, JPS entered an employment agreement with Monnie
L. Broome. The agreement provided that Mr. Broome would serve as Vice President-Human Resources of JPS. Under the agreement, the base salary for Mr. Broome is $180,000 per year. In addition, under the employment agreement, Mr. Broome received a retention grant cash payment of $115,531 and 14,810 shares of Common Stock. Mr. Broome is also eligible for an annual bonus of up to 50% of his base salary based upon the Company's attainment of certain performance goals specified in the Management Incentive Bonus Plan. Mr. Broome has consented to the reduction of his eligible bonus to 35% from 50%.

         JPS Elastomerics Division is a party to an employment agreement dated December 23, 1991, as amended, with Bruce R. Wilby. This agreement provides severance benefits in the event that Mr. Wilby's employment is terminated by his employer prior to December 23, 1999 other than for cause. Such severance benefits would be an amount equal to his annual base salary in effect at the time of such termination including normal fringe benefits payable in the ordinary course as if his employment had not been terminated.

         On March 17, 1998, JPS Converter and Industrial Corp. entered into an employment agreement with Reid A. McCarter. This agreement provides severance benefits in the event that Mr. McCarter's employment is terminated by his employer prior to March 17, 2001 other than for cause. Such severance benefits will be an amount equal to his annual base salary in effect at the time of such termination including normal fringe benefits payable in the ordinary course as if his employment had not been terminated.

         On November 11, 1998, the Company entered into an employment agreement with John W. Sanders, Jr. This agreement provided that Mr. Sanders would serve as Executive Vice President-Finance and Chief Financial Officer of the Company commencing on November 11, 1998 and ending on the first anniversary thereof, provided that the employment period will be extended automatically for an additional year on each such anniversary date unless the Company or Mr. Sanders gives written notice to the other not to extend the employment period. Under the agreement, the base salary for Mr. Sanders was $225,000 per year and may be increased annually by the Board. In addition, Mr. Sanders was eligible to participate in the Management Incentive Bonus Plan and receive a bonus thereunder, as well as participate in any incentive compensation or plan adopted and approved by the Board. In the event that the Company terminated Mr. Sander's employment other than for cause or Mr. Sanders terminated his employment with the Company for good reason, the Company would (i) continue to pay Mr. Sanders his base salary for one year from such termination of employment, (ii) pay Mr. Sanders a lump sum payment equal to the sum of (a) any accrued but unpaid bonus earned under the Management Incentive Bonus Plan, (b) the pro rata portion of the target bonus (not in excess of 50% of base salary) payable under the Management Incentive Bonus Plan (without regard to whether the performance goals for such year were met), and (c) an amount equal to the target bonus (not in excess of 50% of base salary payable under (i) above) under the Management Incentive Bonus Plan (without regard to whether the performance goals for such year are met), and (iii) continue to provide all health and life insurance benefits for up to 24 months following the termination of employment. In addition, pursuant to a separate employment letter agreement entered into between Mr. Sanders and the Company on

November 9, 1998, Mr. Sanders was guaranteed 50% of his target bonus amount for the 1999 fiscal year (without regard to whether the performance goals for such year are met). On September 29, 1999, Mr. Sanders elected to terminate his employment with the Company effective November 10, 1999. The termination of employment was treated as a good reason event under his employment agreement. The Company and Mr. Sanders agreed to modify certain terms of the employment agreement, including the provisions regarding bonus payments. Pursuant to the revised agreement, Mr. Sanders received a bonus payment of $115,582 on November 10, 1999 with such payment being equal to the year 1999 target bonus due under the original agreement and a pro-rata portion of the year 2000 target bonus. In addition, Mr. Sanders will, pursuant to the original agreement, continue to receive his base salary for one year and be eligible to participate in certain fringe benefit plans for 24 months. Outstanding stock options held by Mr. Sanders, to the extent not previously vested, vested on November 10, 1999 and can be exercised within six months of that date.

         On February 28, 1999, JPS entered into an employment agreement with Michael L. Fulbright. The agreement provides that Mr. Fulbright will serve as Chairman of the Board (subject to the election by the stockholders of the Company), President and Chief Executive Officer of the Company commencing on March 1, 1999 and ending on October 31, 2001 (the "Employment Period"). Under the agreement, Mr. Fulbright's initial base salary is $550,000 per year and may be increased but not reduced during the Employment Period. In addition, the agreement provides that unless Mr. Fulbright voluntarily terminates employment for other than good reason, or his employment is terminated by the Company for cause, he will be eligible to participate in the Management Incentive Bonus Plan based upon the attainment by the Company of certain performance goals. Mr. Fulbright is eligible for a bonus of not less than 50% but not more than 200% of his base salary for each of the 1999, 2000 and 2001 fiscal years, provided the bonus for the 1999 fiscal year will be not less than 50% of his base salary for the 1999 fiscal year (without regard to whether the performance goals for such year are met). Subject to stockholder approval of the Amended Incentive Plan (which was subsequently obtained), the Compensation Committee of the Board granted Mr. Fulbright options to acquire 500,000 shares of Common Stock under the Amended Incentive Plan at $3.125 per share (the fair market value per share, as determined by the Compensation Committee, on February 28, 1999 (the "Grant Date")). For financial reporting purposes, the excess, of the price per share on the date of stockholder approval over the price per share on the Grant Date is being recognized by the Company as compensation expense over the vesting period of the options. In addition, Mr. Fulbright received a relocation grant cash payment of $325,000. If Mr. Fulbright's employment is terminated by the Company other than for cause or is terminated by Mr. Fulbright for good reason, the Company will continue to pay his base salary without interest and he will continue to receive his target bonus (i.e., 50% of his base salary) through the later of (a) October 31, 2001 or (b) one year from the date of termination, provided that Mr. Fulbright will have the option to receive such salary and target bonus in one lump sum on the business day immediately following the termination date if he terminates his employment by reason of a change in control.

               EMPLOYEE BENEFIT AND LONG-TERM COMPENSATION PLANS

RETIREMENT PENSION PLAN

         The Company maintains a Retirement Pension Plan for all employees (the "Pension Plan"), including its salaried employees. The Pension Plan is a defined benefit pension plan providing a formula benefit with contributions determined on an actuarial basis. The Pension Plan generally covers all employees 21 years of age or older who have completed one year of service with the Company. The Pension Plan generally takes into account annual compensation earned under certain predecessor plans of J.P. Stevens.

         The following table indicates the approximate amounts of annual retirement income that would be payable to a salaried employee under the Pension Plan based on the compensation levels and years of credited service shown. There would be no social security or other offset deducted from the amounts shown.

                                          PENSION PLAN TABLE*

                                           YEARS OF SERVICE
                           ------------------------------------------------
REMUNERATION               15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
------------               --------  --------  --------  --------  --------

$125,000 ..............    $ 19,525  $ 26,033  $ 32,541  $ 39,049  $ 45,557
 150,000 ..............      24,025    32,033    40,041    48,049    56,057
 160,000 and above ....      25,825    34,433    43,041    51,649    60,257

---------------
* Assumes individual retires at age 65 in 1999 with the indicated years of service and compensation. The social security integration level of such individuals would be $33,060. The social security integration levels is adjusted annually.

         Credited years of service for benefit accrual under the Pension Plan as of November 1, 1999 for the following executive officers are:

         Michael L. Fulbright....................................   0 years
         John W. Sanders, Jr.....................................   0 years
         Jerry E. Hunter.........................................  12 years
         Monnie L. Broome........................................  11 years
         Reid A. McCarter........................................   5 years
         M. Gary Wallace.........................................  19 years
         Bruce R. Wilby..........................................  24 years

         Annual retirement benefits for salaried employees are generally computed as the sum of 0.6% of a participant's average compensation (the annual average of five consecutive, complete plan years of highest compensation during the last 10 plan years of service) multiplied by the years of benefit service plus 0.6% of a participant's compensation which exceeds the Participant's Social Security Integration Level (equal to $33,060 in 1999), multiplied by the participant's years of benefit service.

The Pension Plan provides that each participant's benefits fully vest after five years of service or the attainment of age 55 with one year of service.

         This table may understate the benefits available to certain participants because salaried employees who were covered by the Pension Plan before July 1, 1989 are entitled to the greater of the benefit formula noted above or the prior benefit formula, plus additional accrued benefits under the new formula since July 1, 1989. Under the prior formula, a participant's annual pension payable as of normal retirement age was equal to 1% of the portion of "final average compensation" which was equal to the "social security integration level" in effect for the year of retirement, plus 1.5% of the portion of the participant's final average compensation in excess of the social security integration level, the sum of which was multiplied by the number of years of credited service not exceeding 35. In addition, as noted below, the table assumes that covered compensation was limited to the current allowable amount for all years while benefits may have been accrued in years when limitations were higher.

         Compensation covered by the Pension Plan consists of all payments made to a participant for personal services rendered as an employee of the Company which are subject to federal income tax withholding, excluding imputed income attributable to certain fringe benefit programs. In accordance with the Revenue Reconciliation Act of 1993 with respect to salaried employees, plan compensation covers up to an adjusted maximum of $160,000 per individual for the plan year beginning November 1, 1998. Plan compensation was subject to substantially higher limits in previous years $235,840 for 1994). The amounts shown are also subject to possible maximum limitations under Section 415 of the Internal Revenue Code of 1986, as amended.

1999 MANAGEMENT INCENTIVE BONUS PLAN

         The Company's 1999 Management Incentive Bonus Plan provides incentives for key management employees of the Company and its divisions based on the financial performance of the Company and the divisions. The plan is designed to provide incentives to maximize operating earnings. Targets are set annually for operating earnings (defined as earnings before interest, taxes, depreciation and amortization before bonus expense and restructuring and reorganization expenses) for each operating division. If actual operating earnings are equal to the target, a targeted bonus is paid to each participant. To the extent actual operating earnings are greater than the target, amounts in excess of the targeted bonuses are paid to each participant. Likewise, operating earnings lower than target result in a bonus payment that is less then the targeted bonus. A participant's bonus is reduced to zero if actual operating earnings are 90%. Targeted bonus amounts expressed as a percentage of salary for participants in the plan range from 15% to 50%. Individuals listed on the Summary Compensation Table have targeted bonus amounts equal to 50% of salary.

1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN

         The Incentive Plan is intended to provide incentives that will attract, retain, and motivate highly competent individuals as key employees of the Company and its subsidiaries, by providing them with opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares. Pursuant to the Incentive Plan, 853,485 shares of Common Stock were originally reserved for issuance to salaried key employees and non-employee directors of the Company pursuant to benefits in the form of stock options, stock appreciation rights, stock awards, performance awards, and stock units that may be granted by the Compensation Committee comprised of disinterested members of the Company's Board. On February 27, 1999, the Compensation Committee of the Board adopted, subject to stockholder approval, which was subsequently obtained, an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance from 853,485 to 1,353,485, to increase the number of shares of Common Stock with respect to which Benefits (as defined below) may be granted to any individual during the term of the Incentive Plan from 853,485 to 1,353,485, and to increase the number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any individual during the term of the Incentive Plan from 325,000 to 525,000. The Incentive Plan will terminate on the tenth anniversary of its adoption.

AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT OCTOBER 30, 1999

         No executive officer of JPS and its subsidiaries exercised options in 1999. The following table provides information with respect to the value of options held by the executive officers of JPS and its subsidiaries at year-end measured in terms of the closing price per share of Common Stock on October 30, 1999 ($3.00 per share).

                                    NUMBER OF
                              SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                               AT OCTOBER 30, 1999    OCTOBER 30, 1999 ($)(1)
                              ---------------------   -----------------------

                                  EXERCISABLE/             EXERCISABLE/
                                 UNEXERCISABLE             UNEXERCISABLE
                                 -------------             -------------
NAME
----

Michael L. Fulbright........    181,668/343,332                0/0
John W. Sanders, Jr.........      50,000/0                     0/0
Monnie L. Broome............      15,000/10,000                0/0
Reid A. McCarter............      15,000/30,000                0/0
M. Gary Wallace.............       4,495/27,996                0/0
Bruce R. Wilby..............      15,000/10,000                0/0

------------
(1) Value of unexercised "in-the-money" options is the difference between the market price of a share of Common Stock on October 30, 1999 and the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for recommending to the full Board the compensation to be paid to the Company's principal executive officers, including the Chief Executive Officer ("CEO"), establishing the annual bonus targets under the Management Incentive Bonus Plan, and designating the persons to whom and the amount in which stock options should be granted by the Company under the Incentive Plan. As previously described, in the 1999 fiscal year, the Company had employment agreements with Michael L. Fulbright, Jerry E. Hunter, Monnie L. Broome, Bruce R. Wilby and Reid A. McCarter. Set forth below is a report submitted by the Compensation Committee regarding the compensation policies for the 1999 fiscal year as they relate to the Company's principal executive officers, including the CEO.

COMPENSATION POLICIES

         In October of each year, subject to the specific requirements of employment agreements, the Compensation Committee reviews management's proposed annual salaries for the next fiscal year for principal executive officers, including its CEO for the 1999 fiscal year. Michael L. Fulbright was not CEO at the beginning of the 1999 fiscal year.

         Subject to the specific requirements of employment agreements, in determining whether to accept management's proposed salaries, or to recommend different salaries in respect of the executives, the Compensation Committee considers a number of factors, including but not limited to the following: (1) the Company's financial performance for the prior fiscal year, including whether the Company had a net profit or loss for such year, the amount thereof, the reasons for such performance, and whether such performance might have related to unforeseen events or events not in the executives' control; and (2) the extent to which an executive officer achieved certain objectives in his or her area of primary responsibility that might have been set in the prior fiscal year, or otherwise made a significant contribution to the Company.

         The Compensation Committee believes that an important factor in attracting and motivating JPS's executive officers is to ensure that the compensation paid to such individuals is competitive with that paid by comparable companies. In its review of management's proposed goals under the Management Incentive Bonus Plan for a fiscal year, the Compensation Committee utilizes criteria similar to that which it uses in reviewing annual salaries.

         In considering the grant of stock options to employees, including the Company's principal executive officers, the Compensation Committee considers the responsibility level of the position, job performance and salary level, and reviews the long-term objectives of management and the Board.

EXECUTIVE COMPENSATION FOR THE 1999 FISCAL YEAR

         The Company's executive compensation program has three major components: base salaries, annual incentive compensation, and stock options.

         Employing its compensation review factors described above, the Compensation Committee recommended to the Board that management's salary recommendations for its senior executives not be adopted and that all salaries be frozen at current levels for periods ranging from six to 18 months. The Compensation Committee recommended to the Board that the recommendations for eligible participants in, and the Company's goals for, the Management Incentive Bonus Plan for the fiscal year ending October 30, 1999 be adopted.

BASE SALARIES

         The Company's executive officers receive base salaries as compensation for their job performance, abilities, knowledge and experience. Apart from any contractual commitments, the base salaries paid to the executives are intended to be maintained at competitive levels. This reflects the Compensation Committee's desire to place more emphasis on the incentive portion of executive compensation, and thereby correlating compensation to performance. The Compensation Committee reviews base salaries at least annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

         Chairman, President and CEO: Mr. Fulbright's base salary was set at $550,000 at the time of his employment.

         Former Chairman, President and CEO: Mr. Hunter's base salary in 1999 was $380,000. For 1998, it was also set at $380,000.

Other Executive Officers: The 1999 salaries of the other executive officers (the "Other Executive Officers") are shown in the "Salary" column of the Summary Compensation Table.

ANNUAL INCENTIVE COMPENSATION

         The Compensation Committee has adopted an annual incentive compensation program, the Management Incentive Bonus Plan, based upon corporate performance criteria to augment the base salaries received by executive officers. Under the Management Incentive Bonus Plan, performance is measured as a function of the Company's growth in earnings per share from year to year, whether or not set targets are met, and in some cases a combination of return on assets, growth in sales, cash flow and operating profit.

         Chairman, President and CEO: In 1999, Mr. Fulbright received a guaranteed bonus of $275,000 under the plan. In 1998, Mr. Hunter, the former Chairman, President and CEO, was not awarded any bonus under the Management Incentive Bonus Plan.

         Other Executive Officers: The 1999 bonus payments to the Other Executive Officers are shown in the "Bonus" column of the Summary Compensation Table.

STOCK OPTIONS

         The Company established the Incentive Plan pursuant to which opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares are awarded to highly competent employees of the Company.

         The Compensation Committee believes these grants to be consistent with its compensation policies by encouraging performance which contributes to the overall profitability of the Company and which increases the price of the Company's Common Stock.

         As previously noted in 1999, Mr. Fulbright received options to purchase 500,000 shares upon his being named President, Chairman and CEO. Mr. Sanders also received options upon his being named Executive Vice President and Chief Financial Officer. In addition, Mr. McCarter and Mr. Wallace were granted options in 1999 upon their being named division Presidents. For additional information on options held by Executive Officers at October 30, 1999, see the table headed "Aggregate Option Exercises in 1999 and Option Values at October 30, 1999."

         On May 12, 1999, the Compensation Committee of the Board determined that the unexercised options held by substantially all active employees and that were granted on the Effective Date, be "repriced" to reflect current market values. The Committee made this determination based on its view that these options, which had an exercise price of $12.33 per share, no longer acted as an incentive to maintain and motivate highly competent individuals. In addition, the Committee felt that the decline in market value was permanent and reflected both a permanent change in the Company and overall market in which it operates.

         In addition, the Committee determined that all repriced options be time vested. The options originally granted to employees included time vested options and options with an annual performance requirement in addition to the time vesting requirement. The Committee felt that the performance vesting component was unnecessary since the stock price in relation to the option price should reflect performance.

         In addition, the Compensation Committee member not holding options, voted that options granted to outside Directors (other than Mr. Fulbright) on the Effective Date, also be repriced. The specified options were repriced to the Fair Market Value ($4.375 per share) as determined by the Compensation Committee, on that date.

                                     The Compensation Committee,


                                     Robert J. Capozzi
                                     Jeffrey S. Deutschman
                                     Nicholas P. DiPaolo
                                     Michael L. Fulbright (through 3/1/99)
                                     John M. Sullivan, Jr.

                             STOCK PERFORMANCE GRAPH

         The line graph below compares, in percentage terms, the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the NASDAQ Composite Index and the Standard & Poor's Supercap Specialty Textiles Index for the period beginning January 30, 1998, the date that the Company's Common Stock began trading on the NASDAQ national market system, and ending October 30, 1999. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on January 30, 1998, in the Company's Common Stock and in each of the foregoing indices.

                                    [GRAPH]


                                                       01/30/98             10/31/98             10/30/99
                                                       --------             --------             --------
         NASDAQ Composite In  x                          $100                 $109                 $183

         JPS Industries, Inc.                            $100                 $ 44                 $ 24

         S&P SuperCap Specialty Textiles Index
                                                         $100                 $ 53                 $ 37

                 ITEM 2--RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as our independent auditors for 2000, subject to ratification by our stockholders.

         A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions. He will also have the opportunity to make a statement if he desires to do so.

         The affirmative vote of a majority in voting power of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of this proposal.

         THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.


                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Any stockholder who wishes to present a proposal for action at the Company's 2001 Annual Meeting of Stockholders, and who wishes to have it set forth in the Company's proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company in writing by notice delivered or mailed by first class United States mail to JPS Industries, Inc., 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607, Attn:
Secretary in such a manner that such notice is received by the Company not later than October 3, 2000. Any such notice shall set forth: (1) the name and address of the stockholder and the proposal to be introduced; (2) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (3) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the 2001 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

With respect to a proposal submitted by a stockholder for the 2000 Annual Meeting of Stockholders outside of the process of Rule 14a-8 for which notice of the proposal is not received by the Company (at the address stated above) prior to December 16, 2000, the proxy to be solicited on behalf of the Board for the next annual meeting may confer discretionary authority to vote on any such proposal properly coming before such meeting.

                           ANNUAL REPORT ON FORM 10-K

         Copies of the Company's Annual Report on Form 10-K for its latest fiscal year, as amended, is available without charge to stockholders upon written request to JPS Industries, Inc., 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607, Attn: Investor Relations.

         Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                            By Order of the Board of Directors,


                                            /s/ L. Allen Ollis
                                            -----------------------------------
                                            L. Allen Ollis
                                            Corporate Secretary
                                            JPS Industries, Inc.

January 28, 2000

                                      JPS

                              JPS INDUSTRIES, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of JPS INDUSTRIES, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 28, 2000, and hereby appoints Michael L. Fulbright and Wm. Ellis Jackson, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of Common Stock of the Company held of record by the undersigned on January 14, 2000, and all of the shares as to which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 29, 2000 at 10:00 a.m., local time, at the Michelangelo Hotel, 152 W. 51st St., New York, New York, 10019, and any adjournment or postponement thereof, in accordance with the following instructions.

         IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES SHALL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS SHALL BE GIVEN) FOR ITEMS 1 AND 2 AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ADMISSION TICKET WITH YOU.

                                                  ADMISSION TICKET

                                                  JPS INDUSTRIES, INC.

                                                  ANNUAL MEETING OF STOCKHOLDERS


PLEASE MARK YOUR

/x/  VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, AND 2.

1.       Election of five directors. (Mark ONE box only.)

         Nominees: Robert J. Capozzi, Jeffrey S. Deutschman, Nicholas P. DiPaolo, Michael L. Fulbright, John M. Sullivan Jr.

         FOR                                      WITHHELD
         All nominees listed                      Authority to vote
         at right (except as                      for all nominees
         indicated in the                         listed at right
         space provided)

         /-/                                      /-/

         To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                    ----------------------------------------

2. A proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for 2000. (Mark ONE box only.)

              FOR                 AGAINST             ABSTAIN

              /-/                 /-/                 /-/

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

-----------------------------------------
(SIGNATURE OF STOCKHOLDER)           DATE

-----------------------------------------
(SIGNATURE OF STOCKHOLDER)           DATE


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